UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2025

American Healthcare REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-41951	47-2887436
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18191 Von Karman Avenue, Suite 300
Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 949 270-9200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously announced, on November 24, 2025, we closed the public offering of 8,100,000 shares, or the Offering, of our common stock, $0.01 par value per share, or Common Stock. In connection with the Offering, RBC Capital Markets, LLC, as the underwriter, or in such capacity, the Underwriter, forward seller, or in such capacity, the Forward Seller, and an affiliate thereof as forward purchaser, or in such capacity, the Forward Purchaser, was granted an option for 30 days to purchase up to 1,215,000 additional shares of Common Stock.

On November 24, 2025, in connection with the exercise in full of the Underwriter’s option to purchase additional shares, or the option exercise, we entered into an additional forward sale agreement, or the Additional Forward Sale Agreement, with the Forward Purchaser.

In connection with the option exercise, the Forward Seller borrowed and sold an aggregate of 1,215,000 shares of Common Stock on November 26, 2025 to hedge the Forward Purchaser's obligations under the Additional Forward Sale Agreement. We intend (subject to our right to elect cash or net share settlement subject to certain conditions) to deliver, upon physical settlement of the Additional Forward Sale Agreement on one or more dates specified by us occurring no later than May 20, 2027, an aggregate of 1,215,000 shares of Common Stock to the Forward Purchaser in exchange for cash proceeds per share equal to the applicable forward sale price, which will be the public offering price less the underwriting discounts and commissions and subject to certain adjustments as provided in the Additional Forward Sale Agreement. We intend to contribute the net proceeds from the settlement of the Additional Forward Sale Agreement to American Healthcare REIT Holdings, LP, or our Operating Partnership, in exchange for units of limited partnership interest in the Operating Partnership, and the Operating Partnership intends to use such net proceeds for general corporate purposes, including potential future investments.

The additional shares were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to our effective shelf registration statement on Form S-3 (File No. 333-281488).

A copy of the Additional Forward Sale Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference. The summary of the Additional Forward Sale Agreement set forth herein is qualified in its entirety by reference to this exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Forward Confirmation, dated November 24, 2025, between the Company and Royal Bank of Canada (or its affiliate)
5.1

Opinion of Venable LLP as to the legality of the Common Stock (included as Exhibit 5.1 to our Current Report on Form 8-K (File No. 001-41951) filed November 24, 2025 and incorporated herein by reference)

23.1	Consent of Venable LLP (included as Exhibit 5.1 to our Current Report on Form 8-K (File No. 001-41951) filed November 24, 2025 and incorporated herein by reference)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.

Date:	November 26, 2025	By:	/s/ Danny Prosky
Danny Prosky, Chief Executive Officer and President